Exhibit 10.22

NOTE

Date	4/8/2020
Note Amount	$ 1,164,642
Borrower	Fly Blade Inc.
Lender	JPMorgan Chase Bank, N.A.

1.	PROMISE TO PAY.

Borrower promises to pay to the order of Lender the Note Amount, plus interest on the unpaid principal balance at the Note Rate, and all other amounts required by this Note.

2.	DEFINITIONS.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Deferral Period” means the six month period beginning on the date of this Note.

"Loan" means the loan evidenced by this Note.

“Maturity Date” means twenty-four (24) months from the date of this Note.

“Note Rate” means an interest rate of 0.98% Per Annum and interest shall accrue on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days.

“Per Annum” means for a year deemed to be comprised of 360 days.

"SBA" means the Small Business Administration, an Agency of the United States of America.

3.	CONDITIONS PRECEDENT TO FUNDING OF LOAN.

Before the funding of the Loan, the following conditions must be satisfied:

A.	Lender has approved the request for the Loan.

B.	Lender has received approval from SBA to fund the Loan.

4.	PAYMENT TERMS.

Borrower will pay this Note as follows:

A.	No Payments During Deferral Period. There shall be no payments due by Borrower during the Deferral Period.

B.	Principal and Interest Payments. Commencing one month after the expiration of the Deferral Period, and continuing on the same day of each month thereafter until the Maturity Date, Borrower shall pay to Lender monthly payments of principal and interest, each in such equal amount required to fully amortize the principal amount outstanding on the Note on the last day of the Deferral Period by the Maturity Date.

C.	Maturity Date. On the Maturity Date, Borrower shall pay to Lender any and all unpaid principal plus accrued and unpaid interest plus interest accrued during the Deferral Period. This Note will mature on the Maturity Date.

D.	If any payment is due on a date for which there is no numerical equivalent in a particular calendar month then it shall be due on the last day of such month. If any payment is due on a day that is not a Business Day, the payment will be made on the next Business Day. The term "Business Day" means a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

E.	Payments shall be allocated among principal and interest at the discretion of Lender unless otherwise agreed or required by applicable law. Notwithstanding, in the event the Loan, or any portion thereof, is forgiven pursuant to the Paycheck Protection Program under the federal CARES Act, the amount so forgiven shall be applied to principal.

F.	Borrower may prepay this Note at any time without payment of any premium.

5.	CERTIFICATIONS.

Borrower certifies as follows:

A.	Current economic uncertainty makes this Loan necessary to support the ongoing operations of Borrower.

B.	Loan funds will be used to retain workers and maintain payroll or make mortgage payments, lease payments, and utility payments.

C.	During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not and will not receive another loan under this program.

D.	Borrower was in operation on February 15, 2020 and (i) had employees for whom it paid salaries and payroll taxes, or (ii) paid independent contractors as reported on a 1099-Misc.

6.	AGREEMENTS.

Borrower understands and agrees, and waives and releases Lender, as follows:

A.	The Loan would be made under the SBA’s Paycheck Protection Program. Accordingly, it must be submitted to and approved by the SBA. There is limited funding available under the Paycheck Protection Program and so all applications submitted will not be approved by the SBA.

B.	Lender is participating in the Payroll Protection Program to help businesses impacted by the economic impact from COVID-19. However, Lender anticipates high volume and there may be processing delays and system failures along with other issues that interfere with submission of your application to SBA. Lender does not represent or guarantee that it will submit the application before SBA funding is no longer available or at all. You agree that Lender is not responsible or liable to you (i) if the application is not submitted to the SBA until after SBA stops approving applications, for any reason or (ii) if the application is not processed. You forever release and waive any claims against Lender concerning failure to obtain the Loan. This release and waiver applies to but is not limited to any claims concerning Lender’s (i) pace, manner or systems for processing or prioritizing applications, or (ii) representations by Lender regarding the application process, the Paycheck Protection Program, or availability of funding. This agreed to release and waiver supersedes any prior communications, understandings, agreements or communications on the issues set forth herein.

C.	Forgiveness of the Loan is only available for principal that is used for the limited purposes that qualify for forgiveness under SBA requirements, and that to obtain forgiveness, Borrower must request it and must provide documentation in accordance with the SBA requirements, and certify that the amounts Borrower is requesting to be forgiven qualify under those requirements. Borrower also understand that Borrower shall remain responsible under the Loan for any amounts not forgiven, and that interest payable under the Loan will not be forgiven but that the SBA may pay the Loan interest on forgiven amounts.

D.	Forgiveness is not automatic and Borrower must request it. Borrower is not relying on Lender for its understanding of the requirements for forgiveness such as eligible expenditures, necessary records/documentation, or possible reductions due to changes in number of employees or compensation. Rather Borrower will consult the SBA’s program materials.

E.	The application for this Loan is subject to review and that Borrower may not receive the Loan. The Loan also remains subject to availability of funds under the SBA’s Payment Protection Program, and to the SBA issuing an SBA loan number.

7.	DEFAULT.

Borrower is in default under this Note if Borrower:

A.	Fails to make a payment when due under the Note or otherwise fails to comply with any provision of this Note.
B.	Does not disclose, or anyone acting on its behalf does not disclose, any material fact to Lender or SBA.
C.	Makes, or anyone acting on its behalf makes, a materially false or misleading representation, attestation or certification to Lender or SBA in connection with Borrower’s request for this Loan under the CARES Act, or makes a false certification under paragraph 5 of this Note.
D.	Fails to comply with all of the provisions of this Note.
E.	Becomes the subject of a proceeding under any bankruptcy or insolvency law, has a receiver or liquidator appointed for any part of its business or property, or makes an assignment for the benefit of creditors.
F.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent.
G.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

8.	LENDER'S RIGHTS IF THERE IS A DEFAULT.

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note.
B.	Collect all amounts owing from Borrower.
C.	File suit and obtain judgment.

9.	LENDER'S GENERAL POWERS.

Without notice or Borrower's consent, Lender may incur expenses to collect amounts due under this Note and enforce the terms of this Note. Among other things, the expenses may include reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

10.	GOVERNING LAW AND VENUE; WHEN FEDERAL LAW APPLIES.

When SBA is the holder, this Note shall be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

If the SBA is not the holder, this Note shall be governed by and construed in accordance with the laws of the State of Ohio where the main office of Lender is located. MATTERS REGARDING INTEREST TO BE CHARGED BY LENDER AND THE EXPORTATION OF INTEREST SHALL BE GOVERNED BY FEDERAL LAW (INCLUDING WITHOUT LIMITATION 12 U.S.C. SECTIONS 85 AND 1831u) AND THE LAW OF THE STATE OF OHIO. Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by Lender in any state or federal court located in the State of Ohio, as Lender in its sole discretion may elect. Borrower submits to and accepts in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. Borrower waives any claim that the State of Ohio is not a convenient forum or the proper venue for any such suit, action or proceeding. The extension of credit that is the subject of this Note is being made by Lender in Ohio.

11.	SUCCESSORS AND ASSIGNS.

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

12.	GENERAL PROVISIONS.

A.	Borrower must sign all documents necessary at any time to comply with the Loan.
B.	Borrower’s execution of this Note has been duly authorized by all necessary actions of its governing body. The person signing this Note is duly authorized to do so on behalf of Borrower.
C.	This Note shall not be governed by any existing or future credit agreement or loan agreement with Lender. The liabilities guaranteed pursuant to any existing or future guaranty in favor of Lender shall not include this Note. The liabilities secured by any existing or future security instrument in favor Lender shall not include this Note.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.
H.	Borrower's liability under this Note will continue with respect to any amounts SBA may pay Bank based on an SBA guarantee of this Note. Any agreement with Bank under which SBA may guarantee this Note does not create any third party rights or benefits for Borrower and, if SBA pays Bank under such an agreement, SBA or Bank may then seek recovery from Borrower of amounts paid by SBA.
I.	Lender reserves the right to modify the Note Amount based on documentation received from Borrower.

13.	ELECTRONIC SIGNATURES.

Borrower’s electronic signature shall have the same force and effect as an original signature and shall be deemed (i) to be "written" or "in writing" or an “electronic record”, (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or "printouts," if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form.

14.	BORROWER’S NAME AND SIGNATURE:

Borrower:

Fly Blade Inc.

By:	/s/ Sean Grennan
Printed Name:	Sean Grennan
Title:	CFO
Date Signed:	4/8/2020

Terms for Acceptance of Electronic Signatures

Reference is made to (i) that certain SBA Paycheck Protection Program (PPP) Application, dated as of 4/8/2020 (the “PPP Application”) and (ii) the documents evidencing the loans provided in connection therewith, including, without limitation, any promissory note (as amended, restated, or otherwise modified from time to time, the “Loan Documents”, and together with the PPP Application the “Transaction Documents”) by and between JPMORGAN CHASE BANK, N.A. (“Lender”) and Fly Blade Inc. (“Borrower”). These Terms set forth the terms and conditions upon which any person authorized to sign the Transaction Documents on behalf of the Borrower (“Authorized Signer”) can execute the Transaction Documents and other related documents using an electronic signature (“E-Signed Document”).

Capitalized terms used but not defined in these Terms shall have the meaning given to those terms in the Transaction Documents. Borrower and Lender are collectively referred to in these Terms as the “Parties”.

By submitting the PPP Application, the Borrower is deemed to have agreed to the following provisions, which shall supersede and control over the terms and conditions of the Transaction Documents:

Use of Electronic Records and Signatures; Electronic Delivery of Communications.

(a)	Notwithstanding any other provision of the Transaction Documents, in such format and delivered in such manner as Lender may specify, any Transaction Documents, and any notice, consent, amendment, communication, or other document or information provided for herein or related to the Transaction Documents (collectively, “Documents”), including without limitation any Document required to be written or in writing, may be in the form of an electronic record (“Electronic Record”). Electronic Records and “Electronic Signatures” (as that term is defined under the New York Electronic Signatures and Records Act, N.Y. Laws STT - State Technology Article 3, and, to the extent applicable, the federal ESIGN Act, 15 U.S.C. § 7001 et seq.) may be used in place of written documents and handwritten signatures. Any Transaction Document may be executed in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are Electronic Records and executed using Electronic Signatures. Each executed counterpart shall be deemed an original, and all such counterparts shall constitute one and the same document.

(b)	Notwithstanding any other provision of any Transaction Document, Electronic Records may be sent electronically by Lender to Borrower (1) by sending the Electronic Record to Borrower’s Authorized Email Address as an attachment to an email, or (2) by posting the Electronic Record on a website and sending a notice to an Authorized Email Address, and such notice shall inform Borrower that the Electronic Record has been posted, its location, and instructing Borrower on how to view it. In the absence of actual notice of non-delivery received by the sender, and except as otherwise expressly required by applicable law, an Electronic Record sent electronically pursuant to the Transaction Documents shall be deemed given when the Electronic Record, or notice of posting, is sent and shall constitute notice of the Electronic Record. As used in this subparagraph, “Authorized Email Address” means any email address Borrower provides to Lender as Borrower’s email address or the email address of Borrower’s authorized representative, including as provided in any authorization or certification provided by Borrower to Lender.

(c)	Lender will accept Electronic Signatures generated only through the electronic signature platform of DocuSign, Inc. (“DocuSign”). Any Document consisting of an Electronic Record bearing Electronic Signatures executed through DocuSign (an “Electronically Signed Document”) must, when viewed in a PDF viewer, produce a signature panel evidencing the document has not been modified since the signature was applied (“Signature Panel”) and must include a certificate of completion providing details about each signer on the document, which may include the signer’s IP address, email address, signature image and timestamp (“Certificate of Completion”). In choosing not to use (or, in the case of encryption, not having the capability to use) any one or more security features of DocuSign, Borrower accepts the risks associated with not using such security measures. Borrower shall be liable for any loss or costs suffered by Lender as a result of not using such security measures. Any Electronically Signed Document that (i) contains the Certificate of Completion and (ii) shows that the email address of the signer contained in the Certificate of Completion is an Authorized Email Address previously provided to Lender by Borrower (or Lender has otherwise received a verification email from such Authorized Email Address) for an Authorized Signer (defined below), is prima-facie evidence of it having been executed by the person whose electronic signature appears thereon, regardless of the appearance or form of such electronic signature. Borrower agrees that an Electronically Signed Document shall be deemed to have the same effect as an original Document manually signed by an Authorized Signer. Lender agrees that any Electronically Signed Document executed by an authorized officer of Lender shall be deemed to have the same legal effect as an original Document manually signed by that officer.

(d)	Lender will accept delivery from Borrower of Electronically Signed Documents comprising any Transaction Documents (i) which conform to the parties’ negotiated and agreed terms and the requirements of these Terms, and (ii) which were created and sent by Borrower acting on Lender’s behalf as its designated custodian solely for purposes of Section 9-105 of the Uniform Commercial Code (“Designated Custodian”) until receipt of delivery by Lender of such Transaction Document. Lender and Borrower agree that the copy of an Electronically Signed Document received by Lender from Borrower is the authoritative electronic copy of such Electronic Record (each an “Authoritative Copy”). Notwithstanding anything to the contrary herein, Lender shall have the right to reject for any reason any Electronically Signed Document received from Borrower, including by way of example and not limitation, any failure of such document to conform to these Terms, and may require Borrower to execute and deliver such document on paper. Upon receipt and acceptance of the executed Authoritative Copy by Lender, Borrower shall decommission, permanently mark as a copy that is not the Authoritative Copy, or otherwise render inactive or inaccessible all copies of such Transaction Documents held by Borrower as Designated Custodian and certify the same as part of the transmittal to Lender.

(e)	At the Lender’s option, an Authoritative Copy of any Transaction Document may be converted to paper and marked as the original by the Lender (each a "Paper Original"). In the event the Authoritative Copy is converted to a Paper Original, the parties hereto acknowledge and agree that:

a.	the electronic signing any Transaction Document also constitutes issuance and delivery of the Paper Original,
b.	the Electronic Signature(s) associated with any Transaction Document, when affixed to the Paper Original, constitutes legally valid and binding signatures on the Paper Original, and
c.	the Borrower’s obligations will be evidenced by the Paper Original after such conversion.

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(f)	Borrower will separately provide Lender with documentation (i) showing or certifying the authority of its authorized signers (“Authorized Signers”) to sign documents on behalf of Borrower and (ii) containing the correct name, Authorized Email Address, and telephone numbers for each Authorized Signer (“Authority Documents”). Borrower represents and warrants that the information contained in the Authority Documents is accurate and complete, and that the Borrower will promptly notify Lender if there are any changes to the Authority Documents, including if an Authorized Signer’s authority is modified or revoked. Lender is authorized to rely on the information set forth in the Authority Documents until it receives and has had a reasonable time to act on such notice. The Lender has no obligation to verify whether the Electronic Signature for any Authorized Signer in an Electronically Signed Document matches the specimen signature held by the Lender, the name, or other information or characteristic of the Authorized Signer, or otherwise verify in any way that the Electronically Signed Document was actually executed by that Authorized Signer.

(g)	Borrower represents and warrants on a continuous basis that (i) Electronically Signed Documents shall be deemed to have the same effect as an original document manually signed by an Authorized Signer; and (ii) each Electronically Signed Document has been validly executed by duly Authorized Signer(s) in accordance with the requirements of applicable law and, to the extent relevant, the Borrower’s organizational documents; (iii) each Electronically Signed Document constitutes a valid, legal, enforceable and binding obligation of the Borrower; and (iv) each Electronically Signed Document consisting of any Transaction Document was created and delivered by Borrower to Lender in Borrower’s capacity as Designated Custodian. The Borrower acknowledges that the Lender has relied on the foregoing representations and warranties when accepting Electronically Signed Documents. The Borrower confirms that each Electronically Signed Document constitutes an Electronic Record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such printed copies will be treated to the same extent and under the same conditions as other original business records created and maintained in documentary form. The Borrower represents and warrants that it has commercially reasonable policies and procedures intended to prevent unauthorized access to email messages delivered to any Authorized Signer at the Authorized Signer’s business email address, which include the following: (i) each Authorized Signer is assigned a unique business email address; (ii) the Authorized Signer’s access to the business email account requires at least the use of a unique username and password; and (iii) the Authorized Signer is required to maintain the security of the log-in password and other security used to access the business email account and not to reveal them to any other person.

(h)	Lender assumes no responsibility or liability arising from the transmission, treatment or storage of any data by any e-signature platform, including, without limitation, any personal data. In consideration of the Lender accepting Electronically Signed Documents, the Borrower indemnifies and holds the Lender, and its agents, employees, officers and directors, harmless from and against any and all claims, damages, demands, judgments, liabilities, losses, costs and expenses (including attorneys’ fees) arising out of or resulting from the Lender’s reliance on this Agreement or on an Electronically Signed Document executed on behalf of the Borrower.

(i)	Without prejudice to any other provision in the Transaction Documents relating to governing law, this Agreement and any obligations arising out of or in relation to its terms shall be governed by and construed in accordance with the laws of New York.

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Notwithstanding any termination or expiration of these Terms, Lender shall be entitled to rely upon all representations and warranties of Borrower made herein for so long as Lender maintains any of the Electronically Signed Documents or the Paper Originals. Additionally, the following sections of these Terms shall survive any termination or expiration of these Terms and/or any business relationship between Lender and Borrower: sections (e) (conversion to Paper Originals), and (h) (indemnity).